SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

VIASAT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Viasat, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Viasat, Inc.

(Commission File No.: 000-21767)

This filing relates to the proposed business combination transaction between Viasat, Inc. (“Viasat”) and Connect Topco Limited (“Inmarsat”) contemplated in that certain Share Purchase Agreement, dated as of November 8, 2021, by and among Viasat and the other parties thereto.

The following is a press release that was issued by Viasat on March 21, 2022.

VIASAT, INMARSAT REACH AGREEMENT WITH UK GOVERNMENT ON PLAN TO INCREASE HIGHLY-SKILLED JOBS AND R&D INVESTMENT IN UK SPACE SECTOR

Agreement ensures combination of Viasat and Inmarsat will be a strong contributor to the UK National Space Strategy

CARLSBAD, Calif., and LONDON – 21 March 2022: Viasat and Inmarsat, the US and UK satellite communications groups, have agreed on a package of legally-binding economic undertakings with the UK Government’s Department for Business, Energy and Industrial Strategy (BEIS) as part of the proposed combination of the two companies. BEIS welcomed the constructive discussions that have taken place with both companies on their future plans. The transaction remains subject to the regulatory processes of the UK.

“We are fully committed to ensuring that our combination with Inmarsat supports the UK’s National Space Strategy with additional investment and job creation,” said Rick Baldridge, president and CEO of Viasat. “I am confident that together we can build upon the UK’s space agenda and help propel the country to the forefront of the global space race. I want to thank the UK Government for their engagement and look forward to a productive relationship for decades to come.”

Rajeev Suri, Inmarsat CEO, added: “With this agreement, the combination of Inmarsat and Viasat will result in more highly-skilled jobs and R&D investment in the UK than Inmarsat could achieve on a standalone basis. This milestone is a great step for the UK and while they certainly have challenged us to put our best foot forward, I am delighted they have accepted our economic Deed of Undertakings.

The Deed provided to the UK Government includes undertakings ranging from three to five years in duration to:

•	Expand the number of highly skilled jobs in key areas, including the design and development of satellites, ground stations and other advanced technologies;

•	Increase overall R&D spending in the country by 30% and create a UK R&D Centre of Excellence;

•	Maintain core satellite, network and cybersecurity operational capabilities in the UK;

•	Ensure continued ownership of Inmarsat’s current satellite fleet by a UK company;

•	Leverage the UK supply chain, particularly for delivery of national critical infrastructure;

•	Preserve the use of the Inmarsat brand with a focus on the maritime segment;

•	Create a UK Board of Directors with approval authority over key strategic decisions for Inmarsat Group entities; and

•	Establish the global international business headquarters of the combined company in London.

Viasat will also continue with its previously announced plan to invest £300 million in the UK over a 10-15 year period, with a minimum of £75 million within five years after the closing of the transaction.

About Inmarsat

Inmarsat is a world leader in global, mobile satellite communications. It owns and operates the world’s most diverse global portfolio of mobile telecommunications satellite networks, and holds a multi-layered, global spectrum portfolio, covering L-band, Ka-band and S-band, enabling unparalleled breadth and diversity in the solutions it provides. Inmarsat’s long-established global distribution network includes not only the world’s leading channel partners but also its own strong direct retail capabilities, enabling end to end customer service assurance.

Inmarsat has an unrivalled track record of operating the world’s most reliable global mobile satellite telecommunications networks, sustaining business and mission critical safety and operational applications for more than 40 years. It is also a major driving force behind technological innovation in mobile satellite communications, sustaining its leadership through a substantial investment and a powerful network of technology and manufacturing partners.

Inmarsat operates across a diversified portfolio of sectors with the financial resources to fund its business strategy and holds leading positions in the Maritime, Government, Aviation and Enterprise satcoms sectors, operating consistently as a trusted, responsive and high-quality partner to its customers across the globe. For further information, follow us: Twitter | LinkedIn | Facebook | YouTube | Instagram.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For more than 35 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Additional Information About the Transaction and Where You Can Find It

This communication is being made in respect of the proposed business combination transaction between Viasat and Inmarsat pursuant to the terms of that certain Share Purchase Agreement, dated as of November 8, 2021, by and among Viasat and the shareholders of Inmarsat. Viasat intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in respect of a stockholder meeting to obtain stockholder approval in connection with the transaction. The definitive proxy statement will be sent or given to the stockholders of Viasat and will contain important information about the transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIASAT, INMARSAT AND THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of these materials (when available) and other documents filed by Viasat with the SEC through the website maintained by the SEC at www.sec.gov. In addition, free copies of these materials will be made available free of charge through Viasat’s website at https://www.viasat.com.

Participants in the Solicitation

Viasat, and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Viasat in connection with the transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Viasat’s stockholders in connection with the transaction will be set forth in Viasat’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the transaction will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the transaction.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include statements that refer to the agreed upon package of legally-binding undertakings with the UK

Government’s Department for BEIS as part of the proposed combination of Viasat and Inmarsat, as well as Viasat’s previously announced plan to invest £300 million in the UK. Readers are cautioned that actual results could differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: risks and uncertainties related to the transaction, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the risk that any such approval may result in the imposition of conditions that could adversely affect Viasat, the combined company or the expected benefits of the transaction; the failure to satisfy any of the closing conditions to the transaction on a timely basis or at all; any adverse impact on the business of Viasat or Inmarsat as a result of uncertainty surrounding the transaction; the nature, cost and outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for the transaction, including in circumstances requiring Viasat to pay a termination fee; the risk that Viasat’s stock price may decline significantly if the transaction is not consummated; the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; risks that the transaction disrupts current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the transaction on the ability of Viasat to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; the ability of Viasat to successfully integrate Inmarsat operations, technologies and employees; the ability to realize anticipated benefits and synergies of the transaction, including the expectation of enhancements to Viasat’s products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of the combined company’s business; changes in the global business environment and economic conditions; the availability and cost of credit; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; Viasat’s or the combined company’s ability to successfully develop, introduce and sell new technologies, products and services; changes in relationships with key customers, suppliers, distributors, resellers and others as a result of the transaction or otherwise; Viasat’s and Inmarsat’s reliance on a limited number of third parties to manufacture and supply their respective products; the risk of litigation or regulatory actions to Viasat and/or Inmarsat; inability to retain key personnel; the impact of the COVID-19 pandemic on Viasat’s or Inmarsat’s business, suppliers, consumers, customers, and employees or the overall economy; Viasat’s and the combined company’s level of indebtedness and ability to comply with applicable debt covenants; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC, including the definitive proxy statement to be filed with the SEC in connection with the transaction. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.

Copyright © 2022 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.